UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 15, 2018
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 State Hwy 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 15, 2018, Blucora, Inc. (the "Company") announced its financial results for the quarter and year ended December 31, 2017. Copies of the press release and a supplemental investor presentation are furnished to, but not filed with, the Commission as Exhibits 99.1 and 99.2 hereto.
The press release includes non-GAAP financial measures as that term is defined in Regulation G. The press release also includes the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), information reconciling the non-GAAP financial measures to the GAAP financial measures, and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial information presented therein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 15, 2018, the Company announced that Davinder S. Athwal will join the Company as its Chief Financial Officer ("CFO") on February 21, 2018 and will also serve as the Company's Treasurer and Principal Financial Officer. Mr. Athwal will replace John Palmer, the Company's Vice President - Accounting, as Principal Financial Officer. Mr. Palmer was appointed to serve as the Company's Principal Financial Officer and Principal Accounting Officer on November 1, 2017 and will continue to serve as the Company's Principal Accounting Officer. Mr. Athwal will report directly to the Company's President and Chief Executive Officer, John Clendening. A copy of the press release announcing the appointment of Mr. Athwal is attached as Exhibit 99.3 and incorporated herein by reference.
Prior to joining the Company, Mr. Athwal, 50, served as Vice President Finance and Chief Financial Officer of UGI International, which is a business segment of UGI Corporation through which it conducts its foreign operations, from 2015 to February 2018, and he served as Vice President, Chief Accounting Officer and Chief Risk Officer of UGI Corporation, a holding company that is traded on the New York Stock Exchange that distributes, stores, transports and markets energy products and related services, from 2008 through 2015. Mr. Athwal holds a bachelor’s degree in Accounting and Finance from Kingston University in London, a master’s degree in Accounting from Long Island University and is a certified public accountant. There is no family relationship between Mr. Athwal and any director, executive officer, or person chosen by the registrant to become a director or executive officer. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Athwal has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
    In connection with Mr. Athwal's appointment as CFO, the Company entered into an employment agreement with him dated February 14, 2018 (the "Employment Agreement"). Under the Employment Agreement, Mr. Athwal is entitled to, among other things, (i) an initial annual base salary of $400,000; (ii) a target annual bonus for 2018 of at least 125% of base salary to be paid on a pro-rated basis based on the number of days employed during 2018; (iii) an initial grant of equity in the aggregate amount of $500,000, which will consist of (a) $300,000 in the form of time-based restricted stock units ("RSUs") and (b) $200,000 in the form of a non-qualified stock options ("NSOs") to purchase the Company’s common stock, each to vest over a three-year period with 33.33% vesting on each anniversary of the date of grant, such that the RSUs and NSOs will be fully vested on February 21, 2021, subject to continued employment; (iv) an annual grant of equity for 2018 in the aggregate amount of $1,000,000, which will consist of (a) $250,000 in the form of performance-based RSUs that are eligible to vest following a three-year performance period for the grant that ends on December 31, 2020 and are based on performance goals set by the Compensation Committee, (b) $500,000 in the form of time-based RSUs, and (c) $250,000 in the form of NSOs to purchase the Company’s common stock, with each of the RSUs and NSOs to vest over a three-year period with 33.33% vesting on each anniversary of the date of grant, such that the RSUs and NSOs will be fully vested on February 21, 2021, and with all vesting subject to continued employment; (v) although Mr. Athwal will be employed on an at-will basis, if Mr. Athwal’s employment is terminated without cause or if there is a constructive termination (which is defined in the Employment Agreement as a material reduction in duties or base salary or the relocation of the Company's headquarters) not in connection with a change of control of the Company, a lump sum payment equal to one times his then current base salary and 12 months of COBRA premiums, subject to his signing a release; (vi) although Mr. Athwal will be employed on an at-will basis, if his employment is terminated without cause or for good reason within 12 months following a change of control (as defined in the Employment Agreement) of the Company or within the two-month period prior to such transaction, (a) a lump sum payment equal to one times his then current base salary and target bonus and 12 months of COBRA premiums and (b) full acceleration of all time-based unvested equity awards and a one year post-termination exercise period for his options; (vii) if his employment is terminated due to death or disability, a lump sum payment equal to three and six months then current base salary, respectively, and (viii)

reimbursement for relocation and other related expenses up to a maximum of $215,000, subject to clawback in certain instances. The Employment Agreement also contains covenants regarding nondisclosure, nonsolicitation and noncompetition.
The RSU and NSO grants described above will be granted on February 21, 2018 and will be granted on terms consistent with grants made to the Company's other executive officers during 2018. The NSOs will have an exercise price equal to the fair market value of the Company's common stock on the date of grant and a maximum term of seven years. The total number of shares underlying the NSOs will be derived by dividing the dollar value of the NSOs described above by the fair market value of the Company's common stock on the date of grant and multiplying the result by a Black-Scholes valuation factor of 3.2. The number of units underlying each of the RSUs described above will be determined by dividing the dollar value of the applicable award by the fair market value of the Company's common stock on the date of grant.
The above description is only a summary of the material terms of the Employment Agreement, does not purport to be a complete description of the Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1, and incorporated herein by reference.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement dated February 14, 2018 between Blucora, Inc. and Davinder Athwal
99.1	Earnings Press release dated	February 15, 2018
99.2	Investor presentation dated	February 15, 2018
99.3	Press release dated	February 15, 2018

Safe Harbor Statement Under the Private Securities and Litigation Reform Act
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our ability to successfully transition our wealth management business to a new clearing platform and our expectations concerning the benefits that may be derived therefrom; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

By	/s/ John S. Clendening
John S. Clendening
Chief Executive Officer and President

February 15, 2018